EXHIBIT 10.13

_________ __, 2011

[NAME]
[ADDRESS]

Re:     Letter Agreement Regarding Change of Control Vesting

Dear [NAME]:

This letter (“Letter Agreement”) confirms our mutual agreement regarding vesting acceleration of your equity awards with respect to Informatica Common Stock in the event of a change in control transaction.

In connection with your services, you have been granted certain stock options and/or other equity awards under Informatica Corporation's stock plans (the “Awards”). The Awards are subject to the terms of your individual Award agreements and the terms of our 1999 Non-Employee Director Stock Incentive Plan, our 1999 Stock Incentive Plan and/or our 2009 Equity Incentive Plan (the “Plans”).

Notwithstanding the vesting provisions of your Award agreements, upon a change of control transaction (as such concept is defined in the relevant Plans governing your Awards), you will receive immediate vesting as to one hundred percent (100%) of the unvested shares of Informatica Common Stock subject to your Awards that are outstanding as of the change in control transaction.

This executed Letter Agreement constitutes an amendment to the terms of your outstanding Award agreements and will be appended to such agreements as maintained in the Company's files. Please retain a copy for your own records. This Letter Agreement, together with the Award agreements, to the extent not amended hereby, represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Letter Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

This Letter Agreement and the rights and obligations of the parties hereunder will inure to the benefit of, and be binding upon, their respective successors, assigns, and legal representatives.

This Letter Agreement may be signed in counterparts, each of which will be an original, with the same effect as if the signature thereto were upon the same Letter Agreement.

This Letter Agreement will be interpreted and enforced in accordance with the laws of the State of California (with the exception of its conflict of laws provisions).

Please sign below to indicate your agreement to the terms of this Letter Agreement.

Sincerely,

INFORMATICA CORPORATION

By ______________________________

Name: ___________________________

Its: ______________________________

AGREED TO AND ACCEPTED:

_________________________________
[NAME]

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